UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
[Missing Graphic Reference]

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2012

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 11, 2012, Kenneth L. McCoy resigned as a member of the Board of Directors and as Vice President - Marketing for Digital Ally, Inc. (the "Company") in connection with his retirement.  Mr. McCoy has agreed to be a consultant to the Company for a two-year period.  Stanton E. Ross, Steven Phillips and Thomas J. Heckman, all of whom are executive officers, will assume Mr. McCoy’s former duties in marketing and sales.  Also, on January 11, 2012, Michael Caulfield, Vice President of Corporate Development, resigned to pursue another employment opportunity.

(e)           On January 13, 2012, the Compensation Committee of the Board of Directors set the annual base salaries of Stanton E. Ross, President and Chief Executive Officer, Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary, and Steven Phillips, Vice President of Engineering, at $175,000 each for 2012, which is unchanged from 2011.

The Committee determined that Stanton E. Ross, Thomas J. Heckman and Steven Phillips would be eligible for a bonus of $50,000 each in 2012 based on their performance during the year.  The Committee will review each executive officer's performance on a quarterly basis and determine what, if any, portion of the bonus he has earned and will be paid as of such point.

The Committee also granted stock options exercisable to purchase 120,000 shares each to Stanton E. Ross, Steven Phillips and Thomas J. Heckman.  The foregoing options are exercisable at $0.60 per share and will vest in two equal portions in January 2013 and January 2014, provided that the executive officer remains employed with the Company at such point.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Dated: January 18, 2012	By:	/s/ Stanton E. Ross
Name: Stanton E. Ross
Title: President and Chief Executive Officer

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